Exhibit 99.1

7887 E. Belleview Ave.

Suite 500

Denver, CO 80111

(720)287-3093

Assure Holdings Reports Preliminary First Quarter 2023 Financial Results

DENVER, COLORADO, May 10, 2023 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today reported its preliminary financial results for the first quarter ended March 31, 2023.

Key Financial Highlights (in thousands of USD)	1Q'23	1Q'22
Gross Revenue	$ 4,790	$ 9,136
Accounts Receivable Reserve	(1,238)	(4,435)
Revenue, net	3,552	4,701
Gross margin	179	824
Total Operating Expenses	3,523	4,751
Net loss	(4,314)	(2,459)
Adjusted EBITDA	(3,087)	(1,661)

Management Commentary

“First quarter 2023 cash receipts increased from the fourth quarter of 2022 and this strength has continued into the second quarter,” said John Farlinger, Assure’s executive chairman and CEO. “We collected approximately $4.5 million of cash and reduced our average days to collect the first payment on services rendered by 16 days in the first quarter. As a reminder, we experience seasonality during the first quarter each year as more of our volume is non-commercial, resulting in reduced revenue.  During 2023, we have continued to experience weakness in reimbursement rates in certain markets that began in the second half of 2022.  Although managed cases improved slightly year-over-year, gross revenue declined.  However, we have continued making strides towards improving our cash receipts and reducing days to collect despite the challenging reimbursement environment that persists across the industry.”

Farlinger continued, “On the cost side, we realized the benefits of the cost reduction actions we initiated in 2022 and the first quarter of 2023. Our operating expenses in the first quarter were down 26% compared to a year-ago and 19% sequentially, when normalized for $6.6 million in one-time, non-cash expenses in the fourth quarter of 2022.”

Farlinger concluded, “We provide an essential service for surgeons, and demand for neuromonitoring remained robust in the first quarter of 2023. Intraoperative neuromonitoring is essential for invasive surgeries that place the nervous system at risk and is considered the ‘standard of care’ in the U.S. We are confident in the actions we are taking to reduce costs, increase velocity of cash collections and scale our business in markets with more attractive reimbursement rates and believe our financial results for the first quarter of 2023 demonstrate the progress of these actions.”

The foregoing and following financial results are preliminary in nature. Final financial results and other disclosures will be reported in Assure's quarterly report for the quarter ended March 31, 2023 on Form 10-Q and may differ materially from the results and disclosures today due to, among other things, the completion of final review procedures, the occurrence of subsequent events or the discovery of additional information. The Form 10-Q is anticipated to be filed with the Securities and Exchange Commission on May 15, 2023. You are encouraged to review the Form 10-Q in detail.

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

Recent Business Highlights

●	Approximately 400 claims filed in the federal portal awaiting adjudication under the No Surprises Act.
●	Expanded to a new market with first neuromonitoring case in the state of Montana.
●	Filed for the Employee Retention Credit (ERC) and expects to file amended federal tax returns for the years ended 2020 and 2021 and expects a cash refund from the IRS of approximately $3.3 million.
●	Filed a multi-million-dollar lawsuit against a Louisiana orthopedic and spine surgical center related to the reimbursement of services provided. The case is scheduled for a jury trial in July 2023.
●	Filed a second lawsuit against a Louisiana orthopedic and spine surgical center related to the reimbursement of services provided.

First Quarter 2023 Financial Summary vs. First Quarter 2022

●	Managed cases were 5,200 versus 5,100.
●	Net revenue was $3.6 million versus $4.7 million.
●	Operating expense was $3.5 million versus $4.8 million, a reduction of 26%.
●	Net loss was ($4.3) million versus ($2.5) million, 1Q’22 includes a one-time gain on loan forgiveness of $1.7 million.
●	Adjusted EBITDA was ($3.1) million versus ($1.7) million*.
●	Cash collected on Assure-owned professional and technical services entities was $4.5 million versus $5.6 million. Assure exited certain underperforming markets during the third quarter 2022 reducing total cash receipts but improving margin and profitability.
●	Cash used in operations was $660 thousand versus $2.3 million reflecting increased velocity of cash receipts and implicit price concession charges.

*See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures. Note, 1Q’22 includes a one-time $1.7 million benefit as a component of other income related to the gain on paycheck protection program loan forgiveness.

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation and share option liability gain (loss). We exclude share-based compensation because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases and remote neurology managed cases. We define managed cases as all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, the financial results presented herein which are subject to final review procedures and subsequent events. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report for the fiscal year ended December 1, 2022 on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Brett Maas, Managing Principal

Hayden IR

ionm@haydenir.com
(646) 536-7331

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	March 31,	December 31,
	2023	2022

ASSETS
Current assets
Cash	$505	$905
Accounts receivable, net	12,887	15,143
Other current assets	401	340
Due from MSAs	4,797	5,006
Total current assets	18,590	21,394
Equity method investments	273	310
Fixed assets	66	76
Operating lease right of use asset	617	672
Finance lease right of use asset	305	382
Intangibles, net	293	390
Goodwill	1,025	1,025
Total assets	$21,169	$24,249
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$3,615	$2,919
Current portion of debt	2,620	965
Current portion of lease liability	524	550
Current portion of acquisition liability	306	306
Total current liabilities	7,201	4,971
Lease liability, net of current portion	826	964
Debt, net of current portion	10,429	11,874
Acquisition liability	102	179
Deferred tax liability, net	1,170	796
Total liabilities	19,728	18,784
SHAREHOLDERS’ EQUITY
Common stock	22	21
Additional paid-in capital	50,289	50,000
Accumulated deficit	(48,870)	(44,556)
Total shareholders’ equity	1,441	5,465
Total liabilities and shareholders’ equity	$21,169	$24,249

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

	Three Months Ended March 31,
	2023	2022

Revenue
Technical services	$1,234	$1,396
Professional services	1,874	2,473
Other	444	832
Total revenue	3,552	4,701
Cost of revenues	3,373	3,877
Gross margin	179	824
Operating expenses
General and administrative	3,211	4,241
Sales and marketing	128	252
Depreciation and amortization	184	258
Total operating expenses	3,523	4,751
Loss from operations	(3,344)	(3,927)
Other income (expenses)
Income (loss) from equity method investments	25	5
Gain on Paycheck Protection Program loan forgiveness	—	1,665
Other income (expense), net	58	38
Accretion expense	(170)	(170)
Interest expense, net	(509)	(407)
Total other expense	(596)	1,131
Loss before income taxes	(3,940)	(2,796)
Income tax benefit	(374)	337
Net loss	$(4,314)	$(2,459)
Loss per share
Basic	$(4.09)	$(3.81)
Diluted	$(4.09)	$(3.81)
Weighted average number of shares used in per share calculation – basic	1,054,933	645,950
Weighted average number of shares used in per share calculation – diluted	1,054,933	645,950

7887 E. Belleview Ave

Suite 500

Denver, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of Dollars)

(unaudited)

	Three Months Ended March 31,
	2023	2022
EBITDA
Net loss	($ 4,314)	($ 2,459)
Interest expense	509	407
Accretion expense	170	170
Income tax	374	(337)
Depreciation and amortization	184	258
EBITDA	(3,077)	(1,961)
Stock-based compensation	(10)	323
Provision for option liability	—	(23)
Adjusted EBITDA	($ 3,087)	($ 1,661)